Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Adient plc of our report dated November 30, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Adient plc, which appears in Adient plc’s Annual Report on Form 10-K for the year ended September 30, 2020.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
March 9, 2021